Exhibit 5.1

December 19, 2007

Equitable Resources, Inc. 225 North Shore Drive Pittsburgh, Pennsylvania 15212

Re:                  Registration Statement on Form S-3 of Equitable Resources, Inc.

This opinion is being furnished to you in connection with the Registration Statement on Form S-3 (the “Registration Statement”), including the prospectus that is part of the Registration Statement (the “Prospectus”), filed by Equitable Resources, Inc., a Pennsylvania corporation (the “Corporation”), on or about the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”).  The Prospectus contemplates that it will be supplemented in the future by one or more supplements to such Prospectus (each, a “Prospectus Supplement”).

The Prospectus, as supplemented by the various Prospectus Supplements, describes:

the proposed issuance and sale by the Corporation of:

(i)                         senior debt securities (the “Senior Debt Securities”) issued by the Corporation consisting of senior unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under an Indenture that is expected to be entered into between the Corporation and The Bank of New York as trustee (the “Indenture”);

(ii)                      subordinated debt securities (the “Subordinated Debt Securities”) issued by the Corporation, consisting of subordinated unsecured debentures, notes and/or other evidences of indebtedness, in one or more series to be issued under the  Indenture;

(iii)                   junior subordinated debentures issued by the Corporation (the “Junior Subordinated Debentures,” and collectively with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”), consisting of junior subordinated unsecured debentures, notes and/or other evidences of indebtedness, in one or more series, to be issued under the Indenture;

(iv)                  shares of common stock of the Corporation, no par value per share (the “Common Stock”); and

(v)                     shares of preferred stock of the Corporation, no par value (the “Preferred Stock”), to be issued in one or more series, and/or fractional shares of Preferred Stock.

We have acted as special counsel for the Corporation in connection with the proposed issue and sale of the Securities.  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein.  In conducting such investigation, we have relied, without independent verification, upon certificates of officers of the Corporation, public officials and other appropriate persons.

The opinions expressed herein are limited to matters governed by the laws of the Commonwealth of Pennsylvania and the federal laws of the United States of America.

Based upon and subject to the foregoing and subject to the additional qualifications set forth below, we are of the opinion that:

1.     The Corporation is subsisting under the laws of the Commonwealth of Pennsylvania.

2.     With respect to the shares of any series of Preferred Stock to be offered by the Corporation pursuant to the Registration Statement (the “Offered Preferred Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Preferred Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Shares has been duly authorized, executed and delivered by the Corporation and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Corporation have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Shares, the consideration to be received therefor and related matters, including the adoption of a Certificate of Designation to the Articles of Incorporation for the Offered Preferred Shares (the “Certificate of Designation”) in accordance with the applicable provisions of the laws of the Commonwealth of Pennsylvania, (v) the filing of the Certificate of Designation with the Secretary of the Commonwealth of Pennsylvania has duly occurred, (vi) the terms of the Offered Preferred Shares and of their issuance and sale have been duly established in conformity with the

Articles of Incorporation, including the Certificate of Designation relating to the Offered Preferred Shares, and the By-Laws, so as not to violate any applicable law, the Articles of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation, and (vii) certificates in the form required under the laws of the Commonwealth of Pennsylvania representing the Offered Preferred Shares are duly executed, countersigned, registered and delivered upon payment of the agreed-upon consideration therefor, the Offered Preferred Shares (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued or sold in accordance with the applicable underwriting agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

3.     With respect to any shares of Common Stock to be offered by the Corporation pursuant to the Registration Statement (the “Offered Common Shares”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Act, (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Shares has been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder, (iii) if the Offered Common Shares are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Shares has been duly authorized, executed and delivered by the Corporation and the other parties thereto, (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Corporation have taken all necessary corporate action to approve the issuance of the Offered Common Shares, the consideration to be received therefor and related matters, (v) the terms of the issuance and sale of the Offered Common Shares have been duly established in conformity with the Articles of Incorporation and the By-Laws so as not to violate any applicable law, the Articles of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Corporation and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Corporation and (vi) certificates in the form required under the laws of the Commonwealth of Pennsylvania representing the Offered Common Shares are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Common Shares (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock registered on the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Shares or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be duly authorized, validly issued, fully paid and nonassessable.

The opinions and statements expressed herein are as of the date hereof.  We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus included in Part I of the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ REED SMITH LLP